Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 2, 2009

CASEYCORP ENTERPRISES, INC.
 (Name of Registrant as specified in its charter)

Nevada	333-147979	98-0523910
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices)

(888) 251-3422
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 2, 2009, pursuant to an Amendment to the Stock Purchase Agreement entered into between the Registrant (the “Company”) and the sole shareholder of EZSellGold.com, Inc., a New York corporation (“EZSellGold”), the Company completed the acquisition of EZSellGold, which had been previously disclosed on the Company’s Form 8-K dated October 1, 2009.

Item 9.01	Exhibits

Exhibit	Description
10.1	Amendment to Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  October 28, 2009

CaseyCorp. Enterprises, Inc.

/s/ Eduard Musheyev
By:	Eduard Musheyev, President